STOCK  PURCHASE  AGREEMENT


     THIS  STOCK  PURCHASE AGREEMENT ("Agreement") is entered into this 10th day
                                       ---------
of March, 2000, by and among JOEL C. HOLT (hereinafter referred to as "Buyer"); and RECONVERSION TECHNOLOGIES, INC., a Delaware corporation (hereinafter referred to as "Seller").
                   ------

     WHEREAS, Seller is the owner of record and beneficially owns One Thousand Five Hundred (1,500) shares of the issued and outstanding shares of no par value common stock (the "Shares") of Keystone Laboratories, Inc. (the "Company"); and
                    ------                                        -------

     WHEREAS, the Shares represent all of the issued and outstanding shares of the capital stock of the Company; and

     WHEREAS, Seller desires to sell all of the Shares to Buyer and Buyer desires to purchase the Shares upon the terms and conditions set forth herein.

     NOW, THEREFORE, in consideration of the mutual agreements and covenants contained herein, and for other good and valuable consideration, the receipt, adequacy and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

I.     SALE  AND  PURCHASE  OF  THE  SHARES
       ------------------------------------

     1.1     Sale  and Purchase.  Subject to the terms and conditions hereof, at
             ------------------
the Closing (as defined in paragraph 1.2 below), Seller agrees to sell the Shares to Buyer and Buyer agrees to purchase the Shares from Seller.

     1.2     Closing.  The  closing  for  the  transactions contemplated by this
             -------
Agreement shall take place at 11:00 o'clock a.m., at the offices of Buyer's counsel on March _, 2000 (the "Closing").
                                     -------

     1.3     Purchase  Price and Payment at Closing.  The purchase price for the
             --------------------------------------
Shares shall be Seven Hundred Twenty Thousand Dollars ($720,000.00) (the "Purchase Price"). The Buyer shall pay the Purchase Price by delivery to Seller
       --------
of his duly executed Promissory Note, in the form and substance of the Promissory Note attached as Exhibit "A" (the "Note"), in the principal amount of the Purchase Price.

     1.4     Deliveries  at  Closing.  At  the Closing, the Seller and Buyer, as
             -----------------------
applicable,  shall  deliver  the  following  to  the  other:

          (a) Seller shall deliver to Buyer one or more stock certificates representing the Shares, duly endorsed in blank for transfer or with appropriate, executed stock powers attached.

          (b) Buyer shall execute and deliver the Note to Seller and shall cause the Company to endorse the guaranty thereof by the Company which is endorsed thereon.

          (c) Buyer shall execute and deliver to Seller a Stock Pledge Agreement, in the form and substance of the Stock Pledge Agreement attached as Exhibit "B" (the "Pledge Agreement"), securing the obligations of the Buyer
                     -----------------
under  the  Note.

          (d) The Buyer shall cause the Company to execute and deliver a General Security Agreement, in the form and substance of the General Security Agreement attached as Exhibit "C" (the "Security Agreement"), granting the
                                              ------------------
Seller a security interest in all of the assets of the Company, in order to secure the Company's guaranty of the Note.


II.     REPRESENTATION  AND  WARRANTIES
        -------------------------------

     2.1     Representations  and  Warranties  of  Buyer.  Buyer  represents and
             -------------------------------------------
warrants  to  Seller  as  follows:

          (a)     Information.  Buyer  is  familiar  with  the  business  and
                  -----------
financial condition of the Company. By reason of his relationship to the Company, he has had full and complete access to the Company and its premises, management, books and records. In addition, he has had sufficient opportunity to consult with his professional advisers and to examine all information he deems appropriate concerning the Company and this transaction and he does not desire any further information regarding the Company.

          (b)     Investment  Intent.  Buyer  is  acquiring  the  Shares  of the
                  ------------------
Company for his own account, for investment purposes only, and not with a view to the sale or distribution of any part thereof. Buyer has no present intention of selling, granting participation in, or otherwise distributing the Shares. Buyer understands the specific risks related to an investment in the shares of the Company, especially as it relates to the financial performance of the Company.

     2.2     Representations  and  Warranties  of Seller.  Seller represents and
             -------------------------------------------
warrants  to  Buyer  as  follows:

          (a)     Organization.  Seller  is  a  corporation  duly  incorporated,
                  ------------
validly  existing  and in good standing under the laws of the State of Delaware.

          (b)     Authority.  Seller  has  full  power  and  lawful authority to
                  ---------
execute and deliver this Agreement and to consummate and perform the transactions contemplated thereby. The Agreement constitutes (or shall, upon execution, constitute) valid and legally binding obligations upon Seller, enforceable in accordance with its terms, except as such enforceability may be limited by (i) applicable bankruptcy and other similar laws affecting the rights of creditors generally; and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies. Neither the execution and delivery of the Agreement by Seller, nor the consummation and performance of the transactions contemplated thereby, conflicts with, requires the consent, waiver or approval of, results in a breach of or default under, or gives to others any interest or right of termination, cancellation or acceleration in or with respect to, any material agreement by which Seller is a party, or by which Seller, or any of its material properties or assets, are bound or affected.

          (c)     Title.  Seller  is the sole record and beneficial owner of the
                  -----
Shares and has and will have at the time of their transfer to Buyer, good, marketable and indefeasible title to them, free and clear of all liens, encumbrances, defects in title, rights of purchase, and any other restrictions or impediments whatsoever to the sale and transfer of the Shares to Buyer, except as may be imposed by laws applicable to securities transfers generally.

          (d)     Issuance.  The  Shares  are  validly  issued  and outstanding,
                  --------
fully  paid  and  non-assessable.

          (e)     Consents.  No  consents, waivers, approvals of or by any third
                  --------
party are necessary to permit the transfer of the Shares by Seller pursuant to this Agreement.

     Except as reflected in Sections 2.2(c) and (d) above, Seller makes no representation or warranty, express or implied, as to the Company, its assets, liabilities or business.

III.     COVENANTS
         ---------

     3.1     Covenants  of  Seller.  Seller  covenants and agrees to perform the
             ---------------------
following  acts.

          (a)     No indebtedness.  Seller will not allow the Company to create,
                  ---------------
incur, assume, guarantee or otherwise become liable with respect to any obligation for borrowed money, indebtedness, capitalized lease or similar obligation, except in the ordinary course of business consistent with past practices, where the entire net proceeds thereof are deposited with and used by and in connection with the business of the Company.

          (b)     No Securities Issuances.  Seller will not allow the Company to
                  -----------------------
issue any additional shares of any class of capital stock, or enter into any contract, option, warrant or right calling for the issuance of any such shares of capital stock, or create or issue any securities convertible into any securities of the Company.

IV.     CONDITIONS  PRECEDENT  TO  THE  OBLIGATIONS  OF  BUYER  TO  CLOSE
        -----------------------------------------------------------------

     The obligation of Buyer to close the transactions contemplated hereby is subject to the fulfillment by Seller prior to the Closing of each of the following conditions, which may be waived in whole or in part by Buyer.

     4.1     Compliance  With  Representations,  Warranties  and Covenants.  The
             -------------------------------------------------------------
representations and warranties of Seller contained in this Agreement shall have been true and correct when made and shall be true and correct as of the Closing with the same force and effect as if made at the Closing. Seller shall have performed all agreements, covenants and conditions required to be performed by Seller prior to the Closing.

     4.2     No  Legal  Proceedings.  No  suit,  action  or  other  legal  or
             ----------------------
administrative proceeding before any court or other governmental agency shall be pending or threatened seeking to enjoin the consummation of the transactions contemplated hereby.

     4.3     Documents  To  Be Delivered By Seller.  Seller shall have delivered
             -------------------------------------
the stock certificates for the Shares and, if required, stock powers, pursuant to Section 1.4 hereof.

V.     CONDITIONS  PRECEDENT  TO  THE  OBLIGATIONS  OF  SELLER  TO  CLOSE
       ------------------------------------------------------------------

     The obligation of Seller to close the transactions contemplated hereby is subject to the fulfillment by Buyer prior to the Closing of each of the following conditions, any of which may be waived in whole or in part by Seller.

     5.1     Compliance  With  Representations,  Warranties  and Covenants.  The
             -------------------------------------------------------------
representations and warranties made by Buyer in this Agreement shall have been true and correct when made and shall be true and correct in all material respect at the Closing with the same force and effect as if made at the Closing, and Buyer shall have performed all agreements, covenants and conditions required to be performed by Buyer prior to the Closing.

     5.2     No  Legal  Proceedings.  No  suit,  action  or  other  legal  or
             ----------------------
administrative proceedings before any court or other governmental agency shall be pending or threatened seeking to enjoin the consummation of the transactions contemplated hereby.

     5.3     Documents To Be Delivered By Buyer.  Buyer shall have delivered the
             ----------------------------------
Note, Pledge Agreement and Security Agreement pursuant to Sections 1.3 and 1.4 hereof.

VI.     MODIFICATION,  WAIVERS,  TERMINATION  AND  EXPENSES
        ---------------------------------------------------

     6.1     Modification.  Buyer  and  Seller  may  amend, modify or supplement
             ------------
this  Agreement  in  any  manner  as  they  may  mutually  agree  in  writing.

     6.2     Waivers.  Buyer  and Seller may, in writing, extend the time for or
             -------
waive compliance by the other with any of the covenants or conditions of the other contained herein.

     6.3     Termination  and  Abandonment.
             -----------------------------

     This Agreement may be terminated and the purchase of the Shares may be abandoned before the Closing:

          (a)     By  the  written  consent  of  Seller  and  Buyer;

          (b) By Buyer, if the representations and warranties of Seller set forth herein shall not be accurate, or the conditions precedent set forth in
Article  IV  shall  not  have  been  satisfied,  in  all  material  respects; or

          (c) By Seller, if the representations and warranties of Buyer set forth herein shall not be accurate, or the conditions precedent set forth in
Article  V  shall  not  have  been  satisfied  in  all  material  respects.

     Termination pursuant to Sections 6.2(b) and 6.2(c) shall be effective on the date of receipt of written notice specifying the reasons therefor.

VII.     MISCELLANEOUS
         -------------

     7.1     Representations  and  Warranties  To  Survive.  Unless  otherwise
             ---------------------------------------------
provided, all of the representations and warranties contained in this Agreement shall survive the Closing for a period of two (2) years. No investigation made by any party hereto or the representatives shall constitute a waiver of any representation or warranty, and no such representation or warranty shall be merged into the Closing.

     7.2     Binding  Effect  of  the  Agreement.  This Agreement represents the
             -----------------------------------
entire agreement between the parties with respect to the transactions contemplated hereby. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective heirs, legal representatives, successors and assigns of the parties hereto. Nothing in this Agreement, expressed or implied, confers any rights or remedies upon any party other than the parties hereto and their respective heirs, legal representatives and assigns.

     7.3     Applicable  Law.  This  Agreement  is made pursuant to, and will be
             ---------------
construed  under,  the  laws  of  the  State  of  Delaware.

     7.4     Notices.  All  notices,  requests, demands and other communications
             -------
hereunder shall be in writing and will be deemed to have been duly given when delivered or mailed, first class postage prepaid:

     (a)     If  to  Seller:
             --------------

               Reconversion  Technologies,  Inc.
               c/o  G.  David  Gordon
               7633  East  63rd  Place,  Suite  210
               Tulsa,  Oklahoma  74133
               Telephone:  (918)  254-4997
               Fax:  (918)  254-2988

     (b)     If  to  Buyer:
             -------------

               Joel  Holt
               30  Garfield  Street,  Suite  B
               Asheville,  North  Carolina  28803
               Telephone:  (828)  635-5765
               Fax:  (828)  255-8328

     These addresses may be changed from time to time by written notice to the other parties.

     7.5     Headings.  The  headings  contained  in  this  Agreement  are  for
             --------
reference only and will not in any way affect the meaning or interpretation of this Agreement.

     7.6     Counterparts.  This Agreement may be executed in counterparts, each
             ------------
of which will be deemed an original and all of which together will constitute one instrument.

     7.7     Severability.  If  any  one  or  more  of  the  provisions  of this
             ------------
Agreement shall, for any reason, be held to be invalid, illegal or unenforceable under applicable law, this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

     IN WITNESS WHEREOF, the parties have executed this Agreement on and as of the date first set forth above.

SELLER:                              BUYER:

Reconversion  Technologies,  Inc.


By: /s/  Robert  Garner                        /s/  Joel  C.  Holt
    -------------------                        ----------------------
     Robert  Garner,  Vice  President               Joel  C.  Holt

                                   EXHIBIT  A

                                 Promissory  Note

                                      NOTE
                                      ----

$720,000                                                        March  _,  2000

     FOR VALUE RECEIVED, Joel C. Holt, having an address at 30 Garfield Street, Suite B, Asheville, North Carolina 28803 ("Maker"), promises to pay to the order of Reconversion Technologies, Inc. ("Payee"), the principal sum of Seven Hundred Twenty Thousand Dollars ($720,000), without interest; provided that so long as an Event of Default (as hereinafter defined), or any event which with notice or passage of time or both would constitute an Event of Default, shall exist and be continuing, interest shall accrue daily at the rate of twelve percent (12%) per annum.

1.     Payments.  Maker  shall pay this Note by paying twelve (12) equal monthly
       --------
installments of principal, in the amount of Sixty Thousand Dollars ($60,000) each, on the first day of each month commencing April 1, 2000, and shall pay the entire remaining principal balance, plus all accrued and unpaid interest thereon, if any, on March 1, 2000. All payments shall be in lawful money of the United States, and shall be applied first to accrued interest and then to the outstanding principal balance. Payments shall be made at the offices of Payee's counsel: G. David Gordon & Associates, P.C., 7633 E. 63rd Place, Suite 210, Tulsa, Oklahoma 74133, or at such other place as Payee or any subsequent holder may designate to Maker in writing.

2.     Prepayments.  The  indebtedness  evidenced by this Note may be prepaid at
       -----------
any time and from time to time, without advance notice to Payee, in whole or in part without premium or penalty, but with accrued interest, if any, to the date of prepayment on the amount of principal being prepaid. Partial prepayments of principal will be applied to the latest maturing installments.

3.     Events  of Default.  If any of the following events ("Events of Default")
       ------------------
shall occur, this Note, any and all interest hereon, and all other amounts payable hereunder shall become immediately due and payable.

     a. There is a failure to pay any installment of principal of, or any other amount payable under this Note when due, Maker breaches any other obligation to Payee hereunder, or Maker breaches or defaults under any other agreement with or obligation to Payee whatsoever;

     b. Maker, or any guarantor or endorser of this Note (a "Guarantor"), shall become insolvent or admit in writing its or his inability to pay its or his debts as they become due, or shall make a general assignment for the benefit of creditors;

     c. Any proceedings shall be instituted by or against Maker or any Guarantor seeking either (i) an order for relief with respect to, or reorganization, arrangement, adjustment or composition of, its or his debts under the United States Bankruptcy Code or under any other law relating to bankruptcy, insolvency, reorganization or relief of debtors, or (ii) appointment of a trustee, receiver or similar official for Maker or any Guarantor or for any substantial part of its or his property; and, with respect only to a proceeding instituted against Maker or a Guarantor, such proceeding is not dismissed within sixty (60) days thereafter;

     d. There shall be any default or event of default under any guarantee of, or pledge, security or other agreement securing, this Note;

     e. Maker's death, Maker's or any Guarantor's failure to conduct business in the ordinary course, or the dissolution or termination of its existence.

4.     No  Waiver, etc.  No delay or omission on the part of Payee in exercising
       ---------------
any right hereunder or under any guarantee of or subordination agreement relating to, or mortgage, security or other agreement securing, this Note shall operate as a waiver of such right or of any other right of Payee, nor shall any delay, omission or waiver on any one occasion be deemed a bar to or waiver of the same or any other right on any future occasion. Maker, and every Guarantor and endorser of this Note, regardless of the time, order or place of signing, waives presentment, demand, protest and notices of every kind with respect to this Note and assents (i) to any extension or postponement of the time of payment and to any other indulgence, (ii) to the addition or release of, or any compromise or settlement with, any Guarantor or endorser or other party or person primarily or secondarily liable hereunder, and (iii) to the addition or release of, the failure to take or perfect an interest in, any compromise or settlement with respect to, or any delay in proceeding or failure to proceed against, any collateral or other security for this Note.

5.     Payee's  Expenses.  Maker  also  agrees  to  pay  on demand all costs and
       -----------------
expenses (including fees and expenses of counsel) incurred by Payee in determining its rights under this Note and any and all pledges, security agreements and guarantees securing this Note; in administering and/or enforcing this Note and any and all pledges. security agreements and guarantees securing this Note; and in taking, holding, insuring, appraising, preparing for sale and selling, or otherwise realizing on, any collateral securing this Note. All such costs and expenses shall bear interest, payable on demand, from the date of payment thereof by Payee until paid in full by Maker, at the rate applicable during the existence of an Event of Default or any event which with notice or passage of time or both would constitute an Event of Default.

6.     Governing  Law.  This  Note  shall  be  governed  by  and  construed  in
       --------------
accordance with the laws of the State of Delaware applicable to contracts made and to be performed wholly within the State of Delaware, without giving effect to conflict of laws principles.

7.       Notices.  Any notice or other communication required or permitted under
         -------
this Note shall be in writing and shall be deemed to have been duly given (a) upon hand delivery, or (b) on the third day following delivery to the U.S. Postal Service as certified or registered mail, return receipt requested and postage prepaid, or (c) on the first day following delivery to a nationally recognized United States overnight courier service, fee prepaid, return receipt or other confirmation of delivery requested, or (d) when telecopied or sent by facsimile transmission if an additional notice is also delivered or mailed, as set forth under (a), (b) or (c) above, within three (3) days thereafter. Any such notice or communication shall be delivered or directed to a party at its address set forth above or, as to each such party or any holder hereof, at such other address as may be designated by such party or holder in a notice given to the other parties hereto in accordance with the provisions of this paragraph.

8.     Modifications;  Waiver.  No  modification  or  waiver of this Note or any
       ----------------------
part hereof shall be effective unless in writing and signed by Maker and Payee. No waiver of any breach or condition of this Note shall be deemed to be a waiver of any other or subsequent breach or condition, whether of like kind or different nature. No course of dealing between Maker and Payee, or between Payee and any other party, will be deemed effective to modify, amend, waive or discharge any part of this Note or of the rights or obligations of Maker hereunder.

     IN WITNESS WHEREOF, Joel C. Holt has executed this Note as of the date first above written.

                                             ______________________________
                                             Joel  C.  Holt

STATE  OF  _________________)
COUNTY  OF  _______________)ss.:

     On the __ day of March, 2000, before me, the undersigned, a Notary Public in and for said state, personally appeared Joel C. Hart, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her capacity and that by his/her signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

                                             ______________________________
                                             Notary  Public

                                  EXHIBIT  B

                              Pledge  Agreement

     THIS AGREEMENT, made as of the ____ day of March, 2000, between JOEL C. HOLT, residing at 30 Garfield Street, Suite B, Asheville, North Carolina 28803 (hereinafter the "Pledgor") and RECONVERSION TECHNOLOGIES, INC., a Delaware corporation with an office located at 30 Garfield Street, Suite B, Asheville, North Carolina 28803 (hereinafter the "Pledgee").

     WHEREAS, Pledgor has purchased from Pledgee one thousand five hundred (1,500) shares of the issued and outstanding common stock (the "Shares") of KEYSTONE LABORATORIES, INC. (the "Corporation") pursuant to the terms and provisions of a certain Stock Purchase Agreement dated March __, 2000 (hereinafter the "Stock Purchase Agreement"); and

     WHEREAS, the Pledgor has, pursuant to the terms of the Shareholders' Agreement, executed and delivered to Pledgee a promissory note in the principal amount of $720,000 (hereinafter the "Note"); and

     WHEREAS, it is a condition to Pledgee's performance under the Shareholders' Agreement that Pledgor pledge all of the Shares in order to secure the performance of all obligations of Pledgor to Pledgee pursuant to the Note;

     NOW, THEREFORE, in consideration of the covenants and agreements set forth in the Purchase Agreement and in this Pledge Agreement, it is agreed as follows:

9.     Pledge.  Pledgor  hereby  grants  to Pledgee, as security for the Note, a
       ------
security interest in the Shares. In connection with Pledgee's security interest in the Shares, Pledgor hereby delivers to the Pledgee the stock certificate(s) described in Schedule A attached hereto, together with stock powers executed in
              ----------
blank attached, and the Pledgee hereby acknowledges receipt thereof. Pledgor agrees to deposit with the Pledgee all other certificates for or other evidence of the Shares that may be issued to or received by Pledgor after the date hereof, immediately upon his/her/its receipt by Pledgor. All such certificates now or hereafter held by the Pledgee (the "Escrowed Certificates") will be held and disposed of by the Pledgee in accordance with the terms and provisions of this Pledge Agreement.

10.     Default.  If  an Event of Default, as defined in the Note, occurs and in
        -------
accordance with the terms of the Note all amounts due under the Note are declared or become immediately due and payable it shall be an event of default under this Pledge Agreement (an "Event of Default"), and thereupon Pledgee shall have the right to exercise all of the rights of a secured party under the Delaware Uniform Commercial Code with respect to the Shares, including the authority to retain such legal, accounting, business and/or other advisors as Pledgee may consider necessary or advisable to assist Pledgee in the disposition of the Shares. In the event of a public or private sale of the Shares, twenty
(20) business days' written notice shall be given to Pledgor, which is hereby deemed to be reasonable notice, and Pledgee may bid and purchase at any public sale. In the event of a proposed private sale, such notice shall specify the material terms and conditions of the transaction. After first applying the proceeds of any sale to the payment of any unpaid fees and expenses, including any expenses of holding, appraising, preparing for sale and selling the Shares, the Pledgee shall then apply the sale proceeds to the satisfaction of all obligations under the Note and shall thereafter deliver any surplus to Pledgor.

11.     Release of Shares from Escrow.  Upon the satisfaction of all obligations
        -----------------------------
under the Note, the Pledgor may deliver to the Pledgee a written notice requesting that the Escrowed Certificates, together with any related stock powers, be delivered to him. The Pledgee shall, within ten (10) days after such request, deliver to the Pledgor either (a) the Escrowed Certificates and related stock powers or (b) a written statement that one or more obligations under the Note remains unsatisfied, in which latter case the Pledgee shall withhold delivery of the Escrowed Certificates and continue to hold and dispose of the same as otherwise provided herein.

12.     Cash  Dividends/Redemptions.  During  the  term  of  this Agreement, any
        ---------------------------
amounts received by the Pledgor or Pledgee as cash dividends or distributions on the Shares, or as a result of a complete or partial redemption of any of the Shares, shall be applied to the pre-payment of the obligations under the Note, whether or not then due.

13.     Voting  Rights.  During  the  term  of this Agreement, and so long as an
        --------------
Event of Default shall not have occurred and be continuing, the Pledgor shall have the right to vote the pledged Shares on all corporate questions, provided that Pledgor shall not vote such shares for any action which would cause a default or Event of Default under the Note or this Agreement. Upon the occurrence of an Event of Default and during the continuation thereof, the Pledgee shall be authorized and is hereby directed to vote the pledged Shares in such manner as Pledgee shall determine.

14.     Adjustments.  If,  during  the  term  of this Agreement, any issuance of
        -----------
shares of capital stock in the Corporation, securities convertible into capital stock or other securities, is made to Pledgor arising from any share dividend, reclassification, readjustment or other change in the capital structure of the Corporation, all new, substituted and additional shares, or other securities, issued by reason thereof, together with appropriate stock powers properly executed in blank, shall be delivered to and held by the Pledgee under the terms of this Agreement in the same manner as the Shares originally pledged hereunder.

15.     Successors  and  Assigns.  This  Agreement shall inure to the benefit of
        ------------------------
and be binding upon the parties hereto, their legal representatives, successors and assigns.

16.     Applicable  Law.  This Agreement has been made in and shall be construed
        ---------------
and enforced pursuant to the laws of the State of Delaware applicable to agreements made and to be performed in such State.

17.     Notices.  All  notices  and  other communications provided for hereunder
        -------
shall be in writing and mailed or delivered to the party to receive the notice or communication at his/its respective address set forth above; or, as to each such party, at such other address as shall be designated by such party in a written notice to the other. All notices and communications shall, if mailed, be effective when deposited in the mail, addressed as aforesaid or, if delivered by other means, be effective upon receipt.

18.     Modifications;  Waiver.  No  modification or waiver of this Agreement or
        ----------------------
any part hereof shall be effective unless in writing and signed by the party or parties sought to be charged therewith. No waiver of any breach or condition of this Agreement shall be deemed to be a waiver of any other or subsequent breach or condition, whether of like or different nature. No waiver of any breach or condition of this Agreement by or with respect to any party hereto shall be deemed to be a waiver of the same breach or condition with respect to any other party hereto. No course of dealing between or among any of the parties hereto will be deemed effective to modify, amend or discharge any part of this Agreement or the rights or obligations of any party hereunder.

19.     Partial  Invalidity.  If  any  provision of this Agreement shall be held
        -------------------
invalid or unenforceable by competent authority, such provision shall be construed so as to be limited or reduced to be enforceable to the maximum extent compatible with the law as it shall then appear. The total invalidity or unenforceability of any particular provision of this Agreement shall not affect the other provisions hereof and this Agreement shall be construed in all respects as if such invalid or unenforceable provision were omitted.

20.     Specific  Performance.  The parties hereto declare that it is impossible
        ---------------------
to measure in money the damages which will accrue to a party hereto, his successors, assigns or legal or personal representatives, by reason of the failure to perform any of the obligations under this Agreement. Therefore, if any party, his successors, assigns or legal or personal representatives, shall institute any action or proceeding, to enforce the provisions of this Agreement, any person or entity against whom such action or proceeding is brought hereby waives the claim or defense that money damages are an adequate remedy and that therefore the party instituting the action or proceeding is not entitled to specific performance of the terms of this Agreement.

21.     Arbitration.  In the event that any disagreement or dispute should arise
        -----------
between or among the parties hereto with respect to this Agreement, then such disagreement or dispute shall be submitted to arbitration, in accordance with the rules then pertaining to the American Arbitration Association with respect to commercial disputes. Judgment upon any resulting award may, after its rendering, be entered in any court of competent jurisdiction by any party.

22.     Fair Meaning.  This Pledge Agreement shall be construed according to its
        ------------
fair meaning, the language used shall be deemed the language chosen by the parties hereto to express their mutual intent, and no presumption or rule of strict construction will be applied against any party hereto.

     IN WITNESS WHEREOF, the parties hereto have executed this Pledge Agreement on the day and year first above written.

                                        PLEDGOR:

                                        ______________________________
                                        JOEL  C.  HOLT


                                        PLEDGEE:

                                        RECONVERSION  TECHNOLOGIES,  INC.

                                        By:_______________________________
                                        Its:_______________________________

                                   SCHEDULE  A
                                   -----------

                            to Stock Pledge Agreement
                           Dated as of March __, 2000
                            Between JOEL C. HOLT and
                         RECONVERSION TECHNOLOGIES, INC.



     As of the date of the above-described Stock Pledge Agreement, the following certificate of Keystone Laboratories, Inc. Common Stock, which is re registered in the name of Joel C. Holt, together with stock powers endorsed in blank from Joel C. Holt to Reconversion Technologies, Inc., are delivered to Reconversion Technologies, Inc. to be held pursuant to the terms of such Stock Pledge Agreement.



                     NUMBER OF SHARES     CERTIFICATE NUMBER
                     ----------------     ------------------

                          1,500

                                   EXHIBIT  C

                         GENERAL  SECURITY  AGREEMENT


     THIS SECURITY AGREEMENT is entered into this ____ day of March, 2000, by and between RECONVERSION TECHNOLOGIES, INC., a Delaware corporation with an address at 30 Garfield Street, Suite B, Asheville, North Carolina 28803 (the "Secured Party") and KEYSTONE LABORATORIES, INC., a Delaware corporation with an address at _________________________________________________, ("Keystone").

                                    ARTICLE  I
                                   DEFINITIONS
                                   -----------

     All words and terms used in this Agreement shall have the meanings as set forth in the following Sections; and where not otherwise defined herein, they shall be deemed to have the meanings accorded to them in the Delaware Uniform Commercial Code, as amended from time to time (the "UCC").

     Section 1.1 "Agreement" shall mean this Security Agreement and all documents and instruments executed and delivered in conjunction herewith.

     Section 1.2 "Collateral" shall mean the property subject to the security interest created by this Agreement, being all of Keystone's personal property of every kind and nature and wherever located, now owned or hereafter acquired, and the proceeds thereof, as follows:

          (a)     All of Keystone's Accounts (as defined in Section 9-106 of the
UCC) whether secured or unsecured, now existing or hereafter acquired, and the proceeds thereof (the "Accounts");

          (b) All of Keystone's Instruments (as defined in Section 9-105(1)(i) of the UCC), now owned or hereafter acquired and the proceeds thereof;

          (c) All of Keystone's Chattel Paper (as defined in Section 9-105(1)(b) of the UCC), now owned or hereafter acquired and the proceeds thereof;

          (d) All of Keystone's General Intangibles (as defined in Section 9-106 of the UCC), now owned or hereafter acquired, and the proceeds thereof (the "General Intangibles");

          (e) All of Keystone's Inventory (as defined in Section 9-109(4) of the UCC), now existing or hereafter acquired and the proceeds thereof (the "Inventory");

          (f) All of Keystone's Equipment (as defined in Section 9-109(2) of the UCC), all attachments, accessories, parts or tooling related thereto and all replacements for the foregoing, in each case now existing or hereafter acquired, and the proceeds thereof (the "Equipment");

          (g) All of Keystone's Insurance with respect to the Inventory, General Intangibles, Fixtures, Equipment, Goods and other Collateral against risks of fire, theft or any other physical damage or loss, now owned or hereafter acquired and the proceeds thereof, and all insurance insuring the payment of Accounts, now owned or hereafter acquired, and the proceeds thereof (collectively, the "Insurance");

          (h) All goodwill, trade names, trademarks, trade secrets, know-how, inventions, patents, patent applications, copyrights and other intellectual property now owned or hereafter acquired by Keystone, or any rights of Keystone with respect to any of the foregoing, whether or not any of the same are covered in other categories of this Section 1.2, and the proceeds thereof;

          (i) All of Keystone's Documents of Title (as defined in Section 1-201-(15) of the UCC), now existing or hereafter acquired, and the proceeds thereof;

          (j)     All of Keystone's Goods (as defined in Section 2-105(1) of the
UCC), now owned or hereafter acquired, whether or not any of the same are covered in other categories of this Section 1.2, and the proceeds thereof (the "Goods");

          (k) All of Keystone's Fixtures (as described in Section 9-313 of the UCC), now existing or hereafter acquired and the proceeds thereof (the "Fixtures");

          (l) All of Keystone's Investment Property (as defined in Section 9-115 of the UCC), now owned or hereafter acquired, and all proceeds and General Intangibles arising therefrom (the "Investment Property");

          (m) All of Keystone's right, title and interest in all of its books, records, ledger sheets, files and other data and documents, now owned or hereafter existing, relating to any of the items listed in Sections (a) through
(k)  above;

          (n) All of Keystone's rights as a seller of goods under Article 2 of the UCC with respect to the Inventory, and as to goods represented by or securing any of the Accounts, all Keystone's rights therein including, without limitation, rights of stoppage in transit, replevin and reclamation;

          (o) All guarantees, mortgages or real or personal property leases or other agreements or property securing or relating to any of the items referred to above, or acquired for the purpose of securing and enforcing any of such items; and

          (p) All sums at any time standing to Keystone's credit on Secured Party's books, and all moneys, securities and other property of Keystone at any time in Secured Party's possession or in which Secured Party has a lien or security interest, and all proceeds thereof.

     Section 1.3 "Obligations" shall mean any and all liabilities and obligations of Keystone as guarantor of a Promissory Note in the principal amount of $720,000 (the "Note") made by Joel C. Holt ("Holt") to the Secured
Party, executed on even date herewith, and given pursuant to a Stock Purchase Agreement by and between Hart and Secured Party.

                                  ARTICLE  II
                               SECURITY  INTEREST
                               ------------------

     As security for the payment of the Obligations, Keystone hereby grants to Secured Party a security interest in the Collateral and agrees that such security interest has attached and shall continue until terminated by a written agreement executed by Secured Party.

                                   ARTICLE  III
               REPRESENTATIONS,  WARRANTIES  AND  COVENANTS  OF  Keystone
               ----------------------------------------------------------

     Keystone represents, warrants and covenants, and shall be deemed to do so continually as long as this Agreement shall remain in force, that:

     Section  3.1     Ownership  of  Collateral.  It  is  the  owner  of  the
                      -------------------------
Collateral, with good, marketable and indefeasible title thereto, free of all liens, security interests, claims, liabilities, mortgages, leases, pledges, encumbrances, restrictions, charges or imperfections of title whatsoever, except for the security interest of the Secured Party and as otherwise indicated on Schedule A.
-----------

     Section  3.2     Authority.  Keystone  is  authorized  to  enter  into  and
                      ---------
implement this Agreement and has taken all necessary actions, corporate or otherwise, in relation to such authorization.

     Section 3.3     Location of Collateral.  Keystone is engaged in business at
                     ----------------------
the  address  stated  above and at the other locations listed on Schedule A; and
                                                                 ----------
the Collateral and all of Keystone's records relating to the Collateral are and shall be kept at such addresses and shall not be removed without the prior written consent of the Secured Party. Keystone shall immediately advise Secured Party in writing of the opening of any new office or place of business, the closing of any existing office or place of business or any other change of any office or place of business or residency of Keystone or any endorser or other guarantor of the Obligations.

     Section  3.4     Payment  of  Obligations.  Keystone shall pay or otherwise
                      ------------------------
satisfy all Obligations, when the same shall become due, by acceleration or otherwise.

     Section 3.5     Maintenance of Collateral.  Keystone shall continually take
                     -------------------------
such steps as may be necessary and prudent to protect the interest of Secured Party in the Collateral including, but not limited to the following:

          (a) Maintain separate books and records relating to the Collateral satisfactory to Secured Party and allow Secured Party or its representatives access to such records and the Collateral at all reasonable times for the purpose of examination, verification, copying, extracting and other reasonable purposes as Secured Party may require;

          (b) Execute and deliver to Secured Party such financing statements and/or other and further documentation as Secured Party may, in its sole discretion, deem necessary or advisable in order to evidence, effectuate or perfect its security interest in the Collateral;

          (c) Defend the Collateral against all claims and demands of third parties at any time claiming the same or any interest therein, except buyers of Inventory in the ordinary course of Keystone's business and except for the security interests and/or liens listed on Schedule A;
                                                -----------

          (d)     Keystone  will  not  without  prior written consent of Secured
Party sell, transfer or otherwise dispose of the Collateral or any interest therein, in bulk or otherwise, except for the sale of Inventory in the ordinary course of business;

          (e) Notify Secured Party in the event of material loss or damage to the Collateral or of any material adverse change in Keystone's business or the Collateral, or of any other occurrences which could materially and adversely affect the security of Secured Party;

          (f) Pay all expenses incurred in the manufacture, delivery, storage or other handling of the Collateral and all taxes which are or may become a lien on the Collateral, promptly when due, and in any event reimburse Secured Party, on demand, for any expenses which it/he might incur in satisfying such expenses or taxes, which Secured Party, in its sole discretion, deems necessary in order to protect the Collateral; and

          (g) Maintain insurance on the Collateral of such types, coverage, form and amount as is usually carried on similar property by similar enterprises, and in addition, such insurance as Secured Party shall determine, and shall supply Secured Party with certificates as to the continuance of such insurance, at its request. All such insurance shall be payable to Secured Party and Keystone as their interests shall appear and shall provide for thirty (30) days written notice of cancellation to Secured Party. In the event Keystone fails to maintain such insurance, the same may be maintained by Secured Party, at its option, and Keystone shall reimburse Secured Party for the cost thereof, on demand. Insurance proceeds received by Secured Party may be applied by it against the Obligations, whether or not then due, and/or to the replacement, restoration or repair of the Collateral, as Secured Party may determine in its discretion. Keystone shall timely make, file, settle and adjust all claims under all such insurance, provided, that Secured Party shall have the right at its election, to do so directly or to direct Keystone in taking such action.

     Section  3.6     Reimbursement  to Secured Party.  All expenses of Keystone
                      -------------------------------
paid by Secured Party pursuant to paragraphs (f) or (g) of Section 3.5 shall be reimbursed by Keystone on demand, shall be Obligations secured hereby, and shall bear interest, payable on demand, from the date of Secured Party's payment of such expenses until payment in full is made by Keystone, at the highest rate charged from time to time under the Note.

                                   ARTICLE  IV
                              EVENTS  OF  DEFAULT
                              -------------------

     Any of the following events or occurrences shall constitute an "event of default" under this Agreement:

     (a) The failure by Holt to pay when due any amount due under the Note, whether upon demand, at maturity, by acceleration or otherwise, or the occurrence of another "Event of Default", as defined in the Note;

     (b) The attachment or restraint of any of the Collateral or the same being subject at any time to any mandatory court order or other legal process;

     (c) The failure of Keystone to perform any of its duties as specified in, or the breach of any representation, warranty or covenant contained in or made pursuant to, this Agreement;

     (d) The failure in business, dissolution or termination of the existence of Keystone or of any endorser or other guarantor of any Obligation;

     (e) Any petition in bankruptcy being filed by or against Keystone, or any endorser or other guarantor of any Obligation, or any proceedings in bankruptcy or under any law relating to the relief of Keystone, being commenced for the relief or readjustment of any indebtedness of Keystone or of any endorser or other guarantor of any Obligation, either through reorganization, composition, extension or otherwise;

     (f) The making by Keystone, or by any endorser or other guarantor of any Obligation, of an assignment for the benefit of creditors, or the taking advantage by Keystone or any such endorser or other guarantor of any insolvency law;

     (g) The appointment of any receiver of any property of Keystone, or of any endorser or other guarantor of any Obligation;

     (h) The failure of Holt or Keystone to perform any of his or its duties as specified in, or the breach of any representation, warranty or covenant contained in or made pursuant to, or any default, Event of Default or event which, with notice or lapse of time or both would constitute a default or Event of Default under, (i) any agreement, document or instrument evidencing or representing any Obligation, or (ii) any agreement, document, instrument, mortgage or guaranty executed in connection with or in any way securing or related to any Obligation; or

     (i) The occurrence of a material adverse change in the condition or value of the Collateral.

                                   ARTICLE  V
                         RIGHTS  OF  SECURED  PARTY
                         --------------------------

     Section  5.1      General Rights.  The rights of Secured Party shall at all
                       --------------
times be those of a secured party under the Delaware UCC; and without limiting the generality of the foregoing, Secured Party shall have the additional rights set forth in this Article.

     Section  5.2      Rights  on  Default.
                       -------------------

          (a) Upon the occurrence of any event of default, in addition to and without limiting any rights Secured Party may have under any agreement, document or instrument evidencing or representing any Obligation or executed in connection with any Obligation, Secured Party may declare any or all of the Obligations to be immediately due and payable, and the rights and remedies of Secured Party with respect to the Collateral shall be as set forth herein, in the UCC and as otherwise available under applicable law. Secured Party shall also have the right, without notice to Keystone, to enter upon and into the premises of Keystone and remove all of the Collateral and all books, records, invoices and other documentation relative to the Collateral. Secured Party may require Keystone to assemble or package the Collateral and make it available to Secured Party at a place to be designated by it, reasonably convenient to the parties.

          (b) Effective on the occurrence of an event of default, Keystone hereby constitutes and appoints Secured Party as its attorney-in-fact, with full power of substitution, to take any and all action and exercise any and all power and authority, either in the name of Keystone or of the Secured Party, with respect to any or all of the Collateral including, without limitation, (i) to receive, open and dispose of Keystone's mail, and to instruct the postal authorities to change the address(es) for delivery of mail to one or more addresses designated by Secured Party, (ii) to receive, endorse, assign and deliver any checks, notes and instruments received by the Secured Party in connection with or on account of any Collateral, (iii) to settle or compromise any dispute or claim related to any Collateral, (iv) to demand and receipt for any funds or other matter, and to commence, prosecute or defend any litigation or other proceeding, relating to any Collateral, (v) to enter and occupy any or all of the premises on which Keystone is conducting business or on which any Collateral, or records relating thereto, may be located, and (vi) to sign Keystone's name on any Document, invoice, bill of sale, draft, notice, instrument, request or verification relating to the Collateral or its disposition. This power of attorney is coupled with an interest and is irrevocable.

     Section  5.3      Realization Upon the Collateral.  On the occurrence of an
                       -------------------------------
event of default, in the event Secured Party determines that the Collateral should be sold to satisfy all or any part of the Obligations, Secured Party may dispose of the Collateral in whole or part at public or private sale, and any notice required to be given to Keystone shall be deemed reasonable if in writing and given to Keystone at its address as stated above, five (5) days before the proposed sale. Keystone shall remain liable for any deficiency.

     Section  5.4      Expenses  of Collection and Sale.  Keystone agrees to pay
                       --------------------------------
all costs and expenses incurred by Secured Party in determining its rights under, and in enforcing and collecting the Obligations, and in determining its/his rights under and enforcing the security interests created by this Agreement, including, but without limitation, costs and expenses relating to taking, holding, insuring, preparing for sale, appraising, selling or otherwise realizing on the Collateral, and reasonable attorneys' fees in connection with any of the foregoing. All such costs and expenses shall be payable on demand, shall be Obligations secured hereby, and shall bear interest, payable on demand, from the date of Secured Party's payment of such costs and expenses until payment in full is made by Keystone, at the highest rate charged from time to time under the Note.

     Section  5.5      Application  of  Proceeds.  Proceeds  realized by Secured
                       -------------------------
Party from the sale or disposition of any or all of the Collateral pursuant to this Agreement may be applied by Secured Party among the Obligations in the manner determined by Secured Party in its sole discretion.

     Section  5.6      Insurance  Proceeds.  Any  insurance proceeds received by
                       -------------------
Secured Party may be applied by it against the Obligations, whether or not then due, in its discretion.

     Section 5.7      Financing Statements.  Secured Party is authorized to file
                      --------------------
financing statements relating to the Collateral without Keystone's signature thereon.

                                   ARTICLE  VI
                                  MISCELLANEOUS
                                  -------------


     Section  6.1     Waivers.  Keystone  expressly waives notice of nonpayment,
                      -------
demand, presentment, protest or notice of protest in relation to the Obligations or the Collateral. No delay or omission of Secured Party in exercising or enforcing any of its rights, powers, privileges, options or remedies under this Agreement shall constitute a waiver thereof, and no waiver by Secured Party of any default by Keystone shall operate as a waiver of any other default. This Agreement constitutes the entire agreement between Keystone and Secured Party with respect to the security interest created and supersedes all prior written or oral communications or understandings with respect to the subject matter hereof. No term or provision of this Agreement shall be waived, altered or modified except by written amendment signed by the parties. All rights and remedies of Secured Party under this Agreement shall be cumulative and not alternative or exclusive, may be exercised by Secured Party at such time or times and in such order as Secured Party, in its/his sole discretion, may determine, and are for the sole benefit of Secured Party. The exercise or failure to exercise such rights and remedies shall not result in liability to Keystone or others except in the event of willful misconduct or bad faith by Secured Party, and in no event shall Secured Party be liable for more than it actually receives as a result of the exercise or failure to exercise such rights and remedies.

     Section  6.2     Successors  and Survival.  This Agreement shall be binding
                      ------------------------
upon and shall inure to the benefit of the respective parties, their successors and assigns, and shall remain in force and effect until terminated by written agreement of the parties. All representations, warranties and covenants shall survive the execution hereof.

     Section  6.3     Notices.  Any  notices under or pursuant to this Agreement
                      -------
shall be in writing and shall be delivered personally, or sent by registered or certified mail to the address of the parties as set forth above or to such other address as each Party may designate to the other from time to time. Notices to Keystone shall be effective when received or receipted for or three (3) days following mailing, whichever is sooner.

     Section  6.4     Headings.  The  headings  of Articles and Sections in this
                      --------
Agreement are for convenience only. They form no part of this Agreement and shall not affect its interpretation.

     Section  6.5     Severability.  If any provision of this Agreement shall be
                      ------------
or become illegal or unenforceable in whole or in part for any reason whatsoever, the remaining provisions shall nevertheless be deemed valid, binding and subsisting.

     Section  6.6     Governing  Law.  This  Agreement  shall be governed by and
                      --------------
construed in accordance with the laws of the State of Delaware applicable to contracts made and to be performed wholly within Delaware, without giving effect to conflict of laws principles.

IN WITNESS WHEREOF, this Agreement has been executed as of the day and year first above written.

                                   KEYSTONE  LABORATORIES,  INC.


                                   By:  _________________________
                                   Its:_________________________


                                  RECONVERSION  TECHNOLOGIES,  INC.


                                  By:  _________________________
                                   Its:_________________________


STATE  OF  ____________
COUNTY  OF  ___________       SS.:

     On the _____ day of ________________, 2000, before me, personally appeared ________________________ personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.

                                  __________________________________
                                  Notary  Public

STATE  OF  _____________
COUNTY  OF  ___________       SS.:

     On the _____ day of ________________, 2000, before me, personally appeared ________________________ personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.

                                  __________________________________
                                  Notary  Public

                [Signature  Page  to  General  Security  Agreement]

                                         SCHEDULE  A
                                         -----------


                             TITLE  EXCEPTIONS  AND  OTHER  LIENS

                                         SCHEDULE  B
                                         -----------


                                 LOCATION  OF  COLLATERAL

Description  of  Collateral               Location
---------------------------               --------

                           SCHEDULE  A  TO  UCC-1  FINANCING  STATEMENT
                           --------------------------------------------


All of Keystone's personal property of every kind and nature and wherever located, now owned or hereafter acquired, and the proceeds thereof, as follows:

(a) All of Keystone's Accounts (as defined in Section 9-106 of the UCC) whether secured or unsecured, now owned or hereafter acquired, and the proceeds thereof (the "Accounts");

(b)     All  of Keystone's Instruments (as defined in Section 9-105(1)(i) of the
UCC),  now  owned  or  hereafter  acquired,  and  the  proceeds  thereof;

(c) All of Keystone's Chattel Paper (as defined in Section 9-105(1)(b) of the UCC), now owned or hereafter acquired, and the proceeds thereof;

(d) All of Keystone's General Intangibles (as defined in Section 9-106 of the UCC), now owned or hereafter acquired, and the proceeds thereof (the "General Intangibles");

(e) All of Keystone's Inventory (as defined in Section 9-109(4) of the UCC), now owned or hereafter acquired, and the proceeds thereof (the "Inventory");

(f) All of Keystone's Equipment (as defined in Section 9-109(2) of the UCC) and all attachments, accessories, parts or tooling relating thereto and all replacements for the foregoing, in each case now owned or hereafter acquired, and the proceeds thereof (the "Equipment");

(g) All of Keystone's Insurance with respect to the Inventory, General Intangibles, Fixtures, Equipment and Goods against risks of fire, theft or any other physical damage or loss, now owned or hereafter acquired, and the proceeds thereof, and all insurance insuring the payment of Accounts, now owned or hereafter acquired, and the proceeds thereof;

(h) All goodwill, trade names, trademarks, trade secrets, know-how, inventions, patents, patent applications, copyrights and other intellectual property, now owned or hereafter acquired by Keystone, or any rights of Keystone with respect to any of the foregoing, now owned or hereafter acquired, whether or not any of the same are covered in other categories of this Schedule, and the proceeds thereof;

(i) All of Keystone's Documents of Title (as defined in Section 1-201-(15) of the UCC), now owned or hereafter acquired, and the proceeds thereof;

(j) All of Keystone's Goods (as defined in Section 2-105(1) of the UCC), now owned or hereafter acquired, whether or not any of the same are covered in other categories of this Schedule, and the proceeds thereof (the "Goods");

(k) All of Keystone's Fixtures (as described in Section 9-313 of the UCC), now owned or hereafter acquired, and the proceeds thereof (the "Fixtures");

(l) All of Keystone's Investment Property (as defined in Section 9-115 of the UCC), now owned or hereafter acquired, and all proceeds and General Intangibles arising therefrom (the "Investment Property");

(m) All of Keystone's right, title and interest in all of its books, records, ledger sheets, files and other data and documents, now owned or hereafter existing, relating to any of the items listed in Sections (a) through
(k)  above;

(n) All of Keystone's rights as a seller of goods under Article 2 of the UCC with respect to the Inventory, and as to goods represented by or securing any of the Accounts, all of Keystone's rights therein including, without limitation, rights of stoppage in transit, replevin and reclamation; and

(o) All guarantees, mortgages and real or personal property leases or other written or oral agreements or property securing or relating to any of the items referred to above, or acquired for the purpose of securing and enforcing any of such items; and

(p) All sums at any time standing to Keystone's credit on Secured Party's books, and all moneys, securities and other property of Keystone at any time in Secured Party's possession or in which Secured Party has a lien or security interest, and all proceeds thereof.